Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of August 5, 2026 (the “Effective Date”), is made by and between Sunrise Realty Trust, Inc., a Maryland corporation (“Parent”), Sunrise Merger Sub, LLC, a Maryland limited liability company and direct, wholly-owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”) and the undersigned stockholder (the “Stockholder”) of Southern Realty Trust Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Parent, Merger Sub and the Company and, solely for the limited purposes set forth therein, Sunrise Manager LLC, a Delaware limited liability company and the external manager of Parent, have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which, among other things, provides for the merger of the Company with and into Merger Sub, with Merger Sub surviving the merger (the “Merger”);

WHEREAS, as a condition and an inducement to the Parent Parties’ willingness to enter into the Merger Agreement, the Parent Parties have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement with respect to the shares of common stock, par value $0.01 per share, of Parent (“Parent Common Shares”) that the Stockholder will beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement whenever the terms “beneficial owner,” “beneficial ownership” or “own beneficially” or any variant thereof are used) or own of record following the Merger, excluding any Parent Common Shares beneficially owned by the Stockholder prior to the Effective Date (such Parent Common Shares, the “Subject Securities”); and

WHEREAS, Parent desires that the Stockholder agree, and the Stockholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities for a period of 120 days commencing on the Closing Date (as defined in the Merger Agreement).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Date” shall mean the earliest to occur of (i) the date that is 120 days after the Closing Date, (ii) such date and time as the Merger Agreement shall be validly terminated pursuant to Article 9 thereof, or (iii) the termination of this Agreement upon written notice of termination from Parent to the Stockholder.

“Permitted Transfer” shall mean, in each case, with respect to the Stockholder, so long as (i) such Transfer is in accordance with applicable Law and (ii) the Stockholder is and at all times has been in compliance with this Agreement, any Transfer of Subject Securities by the Stockholder (x) to an Affiliate of the Stockholder or (y) to any member of the Stockholder’s or Affiliate’s immediate family, or to a trust for the benefit of the Stockholder or its Affiliate or any member of the Stockholder’s or Affiliate’s immediate family, so long as such Affiliate or other permitted transferee (if applicable), simultaneously with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate or other permitted transferee (if applicable) agrees to become a party to this Agreement and be subject to the restrictions applicable to the Stockholder under this Agreement and otherwise becomes a party to this Agreement for all purposes of this Agreement; provided, that no such Transfer shall relieve the Stockholder from its obligations under this Agreement, other than with respect to the Subject Securities transferred in accordance with the foregoing provision.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of any Subject Securities (or any security convertible or exchangeable into Subject Securities) or interest in any Subject Securities, but excluding, for the avoidance of doubt, entry into this Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement. The definition of “Transfer” is expressly agreed to include any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Subject Securities even if the Subject Securities would be disposed of by someone other than the Stockholder. Such hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Subject Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Subject Securities.

2. Agreement to Retain the Subject Securities.

2.1 Transfer and Encumbrance of Subject Securities. Other than a Permitted Transfer, for a period of 120 days following the Closing Date, the Stockholder agrees not to Transfer any of the Subject Securities. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2.1 shall, to the fullest extent permitted by Law, be null and void ab initio.

2.2 Owned Parent Common Shares and Additional Purchases. For the avoidance of doubt, any Parent Common Shares beneficially owned by the Stockholder prior to the Effective Date and any additional Parent Common Shares that the Stockholder may acquire through open market purchases after the Closing Date (to the extent that any such purchases do not relate to a hedging or other transaction prohibited by Section 2.1) shall not be Subject Securities and shall not be subject to the restrictions on Transfer contained in this Agreement.

3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Parent Parties as follows:

3.1 Due Authority. The Stockholder has the legal capacity and power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming proper execution and delivery by the Parent Parties, constitutes a valid and binding agreement of the Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

3.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of the Stockholder’s obligations under this Agreement and the compliance by the Stockholder with any provisions hereof do not and will not: (i) conflict with or violate in any material respect any Laws applicable to the Stockholder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder is bound which would reasonably be expected to materially and adversely affect the Stockholder’s ability to perform its obligations hereunder.

(b) Except for filings required by applicable securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance by the Stockholder of its obligations hereunder.

3.3 Parent’s Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties and covenants of the Stockholder contained herein.

4. Termination. This Agreement shall automatically terminate without any further action by the parties hereto, and shall have no further force or effect, immediately following the Expiration Date; provided, that the provisions set forth in Section 7 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

5. Legend.

5.1 The Stockholder agrees that until the Expiration Date, in addition to any legends required by the SUNS Governing Documents or applicable Law, the Subject Securities owned by Stockholder shall bear the legends set forth in Exhibit A attached hereto.

5.2 Legend Removal. Parent hereby agrees that, following the Expiration Date or upon any earlier permitted transfer of Subject Securities in accordance with this Agreement, Parent shall (i) cooperate with the transfer agent and the Stockholder to effect the prompt removal of the legends set forth in Exhibit A from any Subject Securities that are no longer subject to the restrictions set forth herein, (ii) take all actions reasonably necessary to cause the transfer agent to remove such legends and withdraw any related stop transfer instructions, and (iii) at its sole cost and expense, procure any opinion of counsel from Parent’s counsel as may be required by the transfer agent to effect such legend removal.

6. Notice of Certain Events. The Stockholder shall notify Parent promptly of (a) any fact, event or circumstance that would cause or constitute, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Stockholder under this Agreement and (b) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6 shall not limit or otherwise affect the remedies available to any party.

7. Miscellaneous.

7.1 Notices. Any notice, request, claim, demand or other communications hereunder shall be in writing, shall be deemed to have been given (i) upon confirmation of successful transmission if sent by e-mail of a pdf attachment (provided that any notice received by e-mail on any Business Day after 5:00 p.m. (Eastern time) shall be deemed to have been received at 9:00 a.m. (Eastern time) on the next Business Day), or (ii) upon receipt by the receiving party if sent by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), and shall be addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1):

if to the Parent Parties:

Sunrise Realty Trust, Inc.

525 Okeechobee Blvd., Suite 1650

West Palm Beach, FL 33401

Attn: Brandon Hetzel, Chief Financial Officer

E-mail: bhetzel@thetcg.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue, NW

Washington, DC 20037

Attn: Robert K. Smith; Steven M. Haas

E-mail: rsmith@hunton.com; shaas@hunton.com

if to the Stockholder:

To the address for notice set forth on the Stockholder’s signature page hereto.

Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

7.2 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

7.3 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

7.4 Amendments and Modification; Waiver. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

7.5 Entire Agreement. This Agreement (including the exhibits, schedules, annexes and appendices hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

7.6 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

7.7 Counterparts. This Agreement may be executed and delivered (including by facsimile or. pdf,. tif,. gif,. jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”)) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

7.8 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based in contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement or the actions of Parent or the Stockholder in the negotiation, administration, performance or enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

7.9 Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to and submits to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland) and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”) for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in a Chosen Court and agrees not to plead or claim in a Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding in the courts of the State of Maryland to the Maryland Court’s Business and Technology Case Management Program pursuant to Maryland Rule 16-308 (or any successor thereof). Nothing in this Agreement shall limit or affect the rights of any party to pursue appeals from any judgments or Order of a Chosen Court as provided by Law. Each of the parties agrees that service of process may be made on such party by prepaid certified mail in the manner provided in Section 7.1 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the foregoing shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

7.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

7.11 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Merger Agreement is executed and delivered by all parties thereto, and (ii) this Agreement is executed and delivered by all parties hereto.

7.12 Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

7.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

7.14 Action in Stockholder Capacity Only. No Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director, trustee, officer or fiduciary of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director, trustee, officer or fiduciary of the Company. The parties acknowledge and agree that this Agreement is entered into by the Stockholder solely in its capacity as the acquirer of beneficial or record ownership of Parent Common Shares and nothing in this Agreement shall restrict, limit or affect (or require the Stockholder to attempt to restrict, limit or affect) in any respect any actions taken by the Stockholder or its designees or Representatives who are a director, trustee, officer or fiduciary of the Company in their respective capacities as a director, trustee, officer or fiduciary of the Company. Neither the Stockholder nor any of its designees or Representatives shall have any liability under this Agreement as a result of any action or inaction by the Stockholder or its designees or Representatives acting in their respective capacities as an officer, trustee, director or fiduciary of the Company, it being understood that any action taken (or failure to take action) by the Stockholder or its designees or Representatives in such capacity to approve a SRT Adverse Recommendation Change shall have no effect on the obligations of the Stockholder under this Agreement as the record holder or beneficial owner of Subject Securities if this Agreement has not been validly terminated in accordance with its terms. For the avoidance of doubt, nothing in this Section 7.14 shall in any way modify, alter or amend any of the terms of the Merger Agreement.

7.15 Documentation and Information. The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and potential beneficial or record ownership holdings of the Parent Common Shares, and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any other transaction contemplated by the Merger Agreement. As promptly as practicable, the Stockholder shall notify Parent of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent the Stockholder becomes aware that any has become false or misleading in any material respect.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

PARENT:

SUNRISE REALTY TRUST, INC.

By:	/s/ Brian Sedrish
Name:	Brian Sedrish
Title:	Chief Executive Officer

MERGER SUB:

SUNRISE MERGER SUB, LLC

By:	/s/ Brian Sedrish
Name:	Brian Sedrish
Title:	Chief Executive Officer

[Signature Page to Lock-Up Agreement]

COMPANY:

SOUTHERN REALTY TRUST INC.

By:	/s/ Brandon Hetzel
Name:	Brandon Hetzel
Title:	Chief Financial Officer

[Signature Page to Lock-Up Agreement]

STOCKHOLDER:

By:	/s/ Leonard M. Tannenbaum
Name:	Leonard M. Tannenbaum

Stockholder’s Address for Notice:

[Signature Page to Lock-Up Agreement]

STOCKHOLDER:

GLEAMS JR LLC

By:	/s/ Robyn Tannenbaum
Name:	Robyn Tannenbaum
Title:	Manager

Stockholder’s Address for Notice:

[Signature Page to Lock-Up Agreement]

STOCKHOLDER:

By:	/s/ Brian Sedrish
Name:	Brian Sedrish

Stockholder’s Address for Notice:

[Signature Page to Lock-Up Agreement]

STOCKHOLDER:

By:	/s/ Robyn Tannenbaum
Name:	Robyn Tannenbaum

Stockholder’s Address for Notice:

[Signature Page to Lock-Up Agreement]

Exhibit A

LOCK-UP LEGENDS

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO SELL SUCH SHARES UNTIL 120 DAYS AFTER THE CLOSING DATE (AS DEFINED IN THE LOCK-UP AGREEMENT DATED AUGUST 5, 2026), UNLESS AN OPINION OF COUNSEL IS PROVIDED SATISFACTORY TO THE COMPANY THAT SUCH EARLIER SALE IS PERMISSIBLE UNDER THE AFOREMENTIONED AGREEMENT; PROVIDED THAT THE COMPANY (OR ANY DULY APPOINTED TRANSFER AGENT) WILL REMOVE SUCH LEGEND FORTHWITH UPON REQUEST BY THE REGISTERED HOLDER WITH RESPECT TO ANY DOCUMENTS, LEDGERS OR INSTRUMENTS EVIDENCING THE REGISTERED HOLDER’S OWNERSHIP OF SHARES THAT ARE NO LONGER SUBJECT TO THE LOCK-UP PERIOD, AND WITHDRAW ANY STOP TRANSFER INSTRUCTIONS WITH RESPECT TO SUCH SHARES BY VIRTUE OF THE LOCK-UP AGREEMENT.

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